CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-281702 on Form S-6 of our report dated October 11, 2024, relating to the financial statement of FT 11735, comprising 40/60 Strategic Allocation Port. 4Q '24 - Term 1/16/26 (40/60 Strategic Allocation Portfolio, 4th Quarter 2024 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 11, 2024